Exhibit 99.1

Tellurian Announces Withdrawal of Public Offering of Senior Secured Notes

HOUSTON, Texas – (BUSINESS WIRE) September 19, 2022 -- Tellurian Inc. (Tellurian or the Company) (NYSE American: TELL) today announced that, due to uncertain conditions in the high-yield market, it has withdrawn its proposed public offering of units consisting of 11.25% senior secured notes due 2027 and warrants to purchase shares of Tellurian common stock.

About Tellurian Inc.

Tellurian is developing a portfolio of natural gas production, LNG marketing and trading, and infrastructure that includes an ~ 27.6 mtpa LNG export facility and an associated pipeline. Tellurian is based in Houston, Texas, and its common stock is listed on the NYSE American under the symbol “TELL.”

CAUTIONARY INFORMATION ABOUT FORWARD-LOOKING STATEMENTS

Statements in this press release other than statements of historical fact are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of risks and uncertainties that may cause actual results to differ materially from the forward-looking statements. Tellurian urges you to carefully review and consider the cautionary statements made in this press release and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and other filings with the SEC for further information on risks and uncertainties that could affect the Company’s business, financial condition and results of operations. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date made. Tellurian undertakes no obligation to update any forward-looking statements in order to reflect any event or circumstance occurring after the date of this press release or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contact

Media: Joi Lecznar EVP Public and Government Affairs Phone +1.832.962.4044 joi.lecznar@tellurianinc.com	Investors: Matt Phillips Vice President, Investor Relations Phone +1.832.320.9331 matthew.phillips@tellurianinc.com

1201 Louisiana Street Suite 3100 | Houston, TX 77002 | TEL + 1 832 962 4000 | www.tellurianinc.com